EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of ESSA Bank & Trust 401(k) Plan
Stroudsburg, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 333-163761 and
333-157524 on Forms S-8 of ESSA Bank & Trust 401(k) Plan of our report dated June 28, 2024, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the ESSA Bank & Trust 401(k) Plan for the year ended December 31, 2023.
King of Prussia, Pennsylvania
June 28, 2024